                                  EXHIBIT 16.2

November 18, 2004

Securities and Exchange Commission
450 Fifth Street, NW
Washington, D.C. 20549

Ladies and Gentlemen:

     We have read and reviewed Item 4.01 of BBMF Corporation's, a Nevada corporation (the "Company"), Current Report on the AMENDED Form 8-K/A to be filed on or around November 19, 2004 for the events first reportable on October 25, 2004 and are in agreement with the statements made in Item 4.01 of that amended report. We have no basis to agree or disagree with other statements of the Company contained therein.




                                             /s/ Chisholm Bierwolf & Nilson
                                       -----------------------------------------
                                       Chisholm, Bierwolf & Nilson, LLC
                                       Certified Public Accountant